UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2022
SPECTRUM PHARMACEUTICALS INC
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 South Eastern Avenue	Suite 220	Henderson	Nevada	89052
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SPPI	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On May 11, 2022, Spectrum Pharmaceuticals, Inc. (the “Company”) announced the appointment of Ms. Nora Brennan to serve as the Chief Financial Officer of the Company, effective as of May 25, 2022 (the “Effective Date”). Until the Effective Date, Tom Riga, President and Chief Executive Officer of the Company, will continue to serve as Interim Principal Financial Officer of the Company.

Ms. Brennan, 53, has served on the Board of Directors (the “Board”) of the Company and as Chairperson of the Audit Committee of the Board since December 2020. On the Effective Date, she will relinquish her Board duties to assume this new role. Since May 2021, Ms. Brennan has also served as Chief Financial Officer at Fore Biotherapeutics Inc., a private precision oncology company. Previously, from January 2019 to May 2021, Ms. Brennan served as Chief Financial Officer at TELA Bio, Inc., a publicly traded, commercial stage medical device company. From June 2017 to April 2018, she served as Chief Financial Officer at Xeris Pharmaceuticals, Inc., a publicly traded, specialty pharmaceutical company, where she led the finance function and execution of corporate strategy, including in connection with its initial public offering. From June 2006 until June 2017, she was employed at Integra Lifesciences Corporation (“Integra”), a publicly traded, global medical device company, where she held various senior leadership roles, including Senior Vice President, Investor Relations and Corporate Treasurer. Prior to joining Integra, Ms. Brennan worked at Citigroup and JP Morgan in various finance and investment banking roles. Ms. Brennan holds a B.A. in Economics from the University of Illinois at Urbana-Champaign and an M.B.A. from the University of Chicago Booth School of Business.

The selection of Ms. Brennan to serve as Chief Financial Officer of the Company was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Brennan and any other director or executive officer of the Company, and Ms. Brennan does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

In connection with Ms. Brennan’s appointment as Chief Financial Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Brennan, effective as of the Effective Date.

Pursuant to the Employment Agreement, Ms. Brennan will be entitled to receive an annual base salary of $450,000 as compensation for her services. Ms. Brennan will also be eligible to receive an annual cash bonus up to a target of 50% of her base salary, based on the performance of the Company and Ms. Brennan’s performance relative to performance objectives or other metrics the Board may deem appropriate.

In the event of a termination other than a termination following a Change of Control (as defined in the Employment Agreement), if Ms. Brennan is terminated by the Company for Cause (as defined in the Employment Agreement), or if Ms. Brennan terminates her employment without Good Reason (as defined in the Employment Agreement), she will be entitled to any unpaid base salary and benefits accrued through the date of termination.

In the event of a termination other than a termination following a Change of Control, if Ms. Brennan is terminated by the Company without Cause, or if she terminates her employment with Good Reason, she will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as a lump sum payment equal to two years of base salary and two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for her and her dependents under the Company’s existing health and benefit plans. Ms. Brennan will also immediately vest in all options, restricted stock and other equity incentive compensation, and will vest in her performance-based awards pro rata based on the target award for such performance-based awards and the number of days she was employed by the Company during the applicable performance period, irrespective of actual performance.

Within 12 months following a Change of Control, if Ms. Brennan is terminated by the Company without Cause, or if she terminates her employment with Good Reason, she will be entitled to receive any unpaid base salary and benefits accrued through the date of termination, as well as two years of base salary (to be paid monthly over a 24-month period following termination) and a lump sum payment equal to two times the previous year’s bonus, as well as 18 months of Company-paid continued coverage for her and her dependents under the Company’s existing health and benefit plans. Ms. Brennan will also vest in all options, restricted stock and other equity incentive compensation immediately upon consummation of the Change of Control, and will vest in her performance-based awards pro rata based on the target award for such performance-based awards and the number of days she was employed by the Company before the Change of Control during the applicable performance period, irrespective of actual performance.

All severance payments due to Ms. Brennan’s termination without Cause or with Good Reason are subject to the execution and delivery of a general waiver and release of claims within 90 days of the date of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Form 10-Q to be filed for the quarter ending June 30, 2022 and is incorporated herein by reference.

    Pursuant to the Employment Agreement, Ms. Brennan will be granted new hire awards under the Company’s 2018 Long-Term Incentive Plan (the “2018 Plan”), as follows: (i) options to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), valued at $375,000, with a per share exercise price equal to the closing sales price of the Company’s Common Stock on the last business day prior to the grant date; and (ii) restricted stock units valued at $125,000, in each case, vesting in three equal annual installments on the anniversary of the grant date in 2023, 2024 and 2025. In addition, Ms. Brennan is entitled to receive long-term incentive awards under the 2018 Plan, including: (i) options to purchase shares of the Company’s Common Stock valued at $337,500, with a per share exercise price equal to the closing sales price of the Company’s Common Stock on the last business day prior to the grant date; and (ii) restricted stock units valued at $112,500, in each case, vesting in three equal annual installments on the anniversary of the grant date in 2023, 2024 and 2025. All equity awards granted pursuant to the Employment Agreement are contingent upon shares becoming available under the 2018 Plan.

The Company issued a press release regarding the appointment of Ms. Brennan as Chief Financial Officer of the Company which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1 Press Release, dated May 11, 2022.
104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRUM PHARMACEUTICALS, INC.

Date:	May 17, 2022	By:	/s/ Keith M. McGahan
Keith M. McGahan Executive Vice President, Chief Legal Officer and Secretary